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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Western Digital Corporation:

     We consent to the incorporation by reference in the Registration Statements (Nos. 2-76179, 2-97365, 33-57953, 33-9853, 33-15771, 33-60166, 33-60168,
33-51725, 333-20359, 333-31487, 333-41423, 333-42991 and 333-70413) on Form S-8
of Western Digital Corporation and in Registration Statements (Nos. 333-52463 and 333-70785) on Form S-3 of Western Digital Corporation of our report dated July 21, 1999, except as to Note 11, which is as of September 29, 1999, relating to the consolidated balance sheets of Western Digital Corporation as of June 27, 1998 and July 3, 1999, and the related consolidated statements of operations, shareholders' equity (deficiency) and cash flows for each of the years in the three-year period ended July 3, 1999, and the related schedule, which report appears in the July 3, 1999 Annual Report on Form 10-K of Western Digital Corporation.

                                          KPMG LLP

Orange County, California
October 1, 1999